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                                                                  EXHIBIT (b)(2)
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                         EXTENSION OF TERMINATION DATE
                                      AND
                                AMENDMENT NO. 1
                                       TO
                                CREDIT AGREEMENT

    EXTENSION OF TERMINATION DATE and AMENDMENT NO. 1 (this "AMENDMENT"), dated as of June 21, 1999, to the Credit Agreement (the "CREDIT AGREEMENT"), dated as of June 22, 1998, by and between MERRILL LYNCH SENIOR FLOATING RATE FUND, INC., a Maryland corporation (the "BORROWER") and THE BANK OF NEW YORK (the "BANK").

                                    RECITALS

    A. Capitalized terms used herein that are not otherwise defined herein and that are defined in the Credit Agreement shall have the meanings therein defined.

    B. The Termination Date (without giving effect to the extension requested by this Amendment) is June 21, 1999.

    C. The Borrower desires that the Termination Date be extended for an additional period of 364 days and the Bank desires to consent thereto.

    D. The Borrower and the Bank desire to amend the Credit Agreement as hereinafter set forth.

    In consideration of the premises and the covenants, conditions and agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowleged, the parties hereto agree as follows:

    1. The Bank hereby consents to the extension of the Termination Date from the date hereof to June 19, 2000.

    2. Section 1.1 of the Credit Agreement is amended by amending and restating the definition of "Applicable Margin" to read as follows:

    "APPLICABLE MARGIN": as to each Loan (whether consisting of a Federal Funds Advance or a Eurodollar Advance), 0.50%.

    3. Section 3.1 of the Credit Agreement is amended by deleting the figure "0.05%" from the first sentence and inserting in place thereof the figure "0.08%".

    4.  Article 4 of the Credit Agreement is amended by inserting a new Section
4.18 as follows:

        4.180  YEAR 2000.

        The Investment Adviser has filed a Form ADV-Y2K with the Securities Exchange Commission, dated as of June 4, 1999 (the "Y2K FORM"). The information disclosed in the Y2K Form was true and correct as of such date, and as of the date hereof. The Borrower and the Investment Advisor are taking all necessary action to comply with the remaining deadlines and other requirements set forth in the Y2K Form in order to be in compliance therewith. Any failure to comply with the deadlines or other requirements of the Y2K Form is not expected to result in a Default or Event of Default or to have a material adverse effect on the business, assets, operations, prospects or condition (financial or othewise) of the Borrower.

    5. Section 7.1(d) of the Credit Agreement is amended by inserting, immediately before the "." at the end thereof, the words: "AND EACH FORM ADV-Y2K OF THE INVESTMENT ADVISER".

    6.  The Y2K Form is annexed hereto as Attachment I.

    7. In order to induce the Bank to execute this Amendment, the Borrower (i) makes the same representations and warranties as are contained in Section 4 of the Credit Agreement, except such thereof
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as specifically refer to an earlier date and (ii) certifies that no Default or
Event of Default exists under the Credit Agreement.

    8. This Amendment shall be deemed effective upon the delivery to the Bank of this Amendment duly executed by the Borrower.

    9. In all other respects the Credit Agreement shall remain in full force and effect, and no amendment of any term or condition of the Credit Agreement herein contained shall be deemed to be an amendment of any other term or condition contained in the Credit Agreement.

    10. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one amendment. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged.

    11. This Amendment is being delivered in and is intended to be performed in the State of New York and shall be construed and enforceable in accordance with, and be governed by, the internal laws of the State of New York without regard to principles of conflict of laws.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                         MERRILL LYNCH SENIOR FLOATING RATE FUND, INC.

                         By:                  /s/ TERRY K. GLENN
                                   ----------------------------------------
                         Title:                    PRESIDENT
                                   ----------------------------------------

                         THE BANK OF NEW YORK
                         By:                /s/ SCOTT H. BUITEKANT
                                   ----------------------------------------
                         Title:                 VICE PRESIDENT
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